UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2006

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 240, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Compensation of Certain Named Executive Officers

    On January 24, 2006, the Board of Directors (the "Board") of Huttig Building Products, Inc. ("Huttig" or the "Company") approved the recommendation of the Management Organization and Compensation Committee (the "Committee") to increase the annual salary of Michael A. Lupo, Chief Executive Officer of Huttig, effective January 1, 2006, as set forth in the table below. In addition, on January 23, 2006, the Committee approved annual salary increases for certain other named executive officers, effective January 1, 2006, as set forth in the table below.

Named Executive Officer                                Salary Effective January 1, 2006

        Michael A. Lupo                                               $525,000
        Jon P. Vrabely                                                    $280,000
        David L. Fleisher                                               $275,000

Compensation of Non-employee Directors

    On January 23 and 24, 2006, the Committee and Board approved increases in compensation of Huttig's non-employee directors as follows:

    *        each non-employee director, other than the Chairman, shall receive, in addition to cash retainer fees and meeting fees, an annual grant of restricted stock units ("RSUs") for shares of Huttig common stock under the Huttig 2005 Nonemployee Directors' Restricted Stock Plan (the "Plan"). The RSUs granted to each such director shall have a value of $15,000 on the date of grant, based on the fair market value of Huttig stock on that date, and shall vest in total on the date of the next annual meeting of Huttig shareholders. The RSUs shall also vest upon a "change in control" of Huttig, as defined in the Plan. Shares underlying vested RSUs shall be delivered to the director upon termination of the director's service on the Board.   In accordance with the above, each non-employee director, other than the Chairman, received a grant of 1,710 RSUs on January 23, 2006; and

    *        the annual retainer fee for the Chairman of the Board, Mr. R.S. Evans, was increased to $100,000, effective January 1, 2006.

The description of the RSU terms set forth above is qualified in its entirety by reference to the form of restricted stock unit agreement which will be filed by Huttig as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2005, and by reference to the terms of the Huttig 2005 Nonemployee Directors Restricted Stock Plan, filed as Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: January 27, 2006	By:	/s/ David L. Fleisher
David L. Fleisher
Vice President, Chief Financial Officer and Secretary